SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT - June 30, 2000
                        ---------------------------------
                        (Date of Earliest Event Reported)



                            5TH AVENUE CHANNEL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Florida
                            ------------------------
                            (State of Incorporation)

      0-25896                                                     59-3175814
------------------                                           -------------------
(Commission File No.)                                         (I.R.S. Employer
                                                             Identification No.)



            3957 N.E. 163rd Street, North Miami Beach, Florida 33160
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (305) 947-3010
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.           Other Events

         As described in "Item 3 - Legal Proceedings" of the Form 10-K, the SEC has been conducting an investigation as to whether we and other persons misrepresented certain of our affairs in press releases and public filings during 1998 and the early part of 1999. We were recently advised by the SEC staff that as a result of its investigation it is considering recommending that the SEC institute a public administrative proceeding or bring a civil injunctive action against us and our President alleging violations of the anti-fraud and reporting provisions of the federal securities laws. We have been given the opportunity and intend to make a submission to the staff and the SEC setting forth the legal, factual and policy reasons why such action should not be taken. Although we continue to believe that our conduct in 1998 and early 1999 does not warrant the imposition of such legal proceedings, we cannot predict whether we will be successful in convincing the staff or the SEC of this position or of otherwise reaching a satisfactory settlement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 30, 2000

                                           5TH AVENUE CHANNEL CORP.

                                           By:      /s/ Melvin Rosen
                                              -----------------------------
                                                    Melvin Rosen, President